UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Directors Not Standing for Reelection.  As a result of a modification of the Governance Policies of Axcelis Technologies, Inc. (the “Company”) effective August 22, 2014, certain directors of the Company will not be nominated for re-election at the Company’s 2015 Annual Meeting of Stockholders. The Company’s Governance Policies were modified to include a policy that “no Director who has reached the age of 75 or will reach that age on or before the date of the next annual shareholders’ meeting will be nominated for election at that meeting.”  The directors affected by this policy and who will not be nominated for re-election at the Company’s 2015 Annual Meeting of Stockholders are Stephen R. Hardis, William C. Jennings and H. Brian Thompson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2014	Axcelis Technologies, Inc.

	By:	/s/ LYNNETTE C. FALLON
Lynnette C. Fallon
Executive Vice President, HR/Legal
and General Counsel